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                                                                   "EXHIBIT #16"

                                     [Letterhead]


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August 7, 1996                                       Arthur Andersen LLP

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Office of Chief Accountant                           33 West Monroe Street
SECPS Letter File                                    Chicago IL. 60603-5385
Securities and Exchange Commission
Mail Stop 9-8
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read Item 4(I) included in the attached Form 8-K dated August 5, 1996 of Upbancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

Copy to;
Ms. Kathleen L. Harris
Chief Financial Officer
Upbancorp, Inc.
c/o Heritage Bank
4222 East Camelback
Suite J200
Phoenix, AZ 85018